FORM  8-K



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549



CURRENT REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:  December 4, 1996



Commission File No. 0-10585



                     Mid Am, Inc.
(Exact Name of Registrant as Specified in its Charter)



               Ohio                      34-1580978
State of Other Jurisdiction of          (IRS Employer
Incorporation or Organization)      Identification Number)



222 South Main Street, Bowling Green, Ohio         43402
(Address of Principal Executive Office)         (Zip Code)



        (419) 352-5271
(Registrant's Telephone Number)










ITEM 5:   OTHER EVENTS


On November 22, 1996, Mid Am, Inc. (the "Registrant") announced that it has reached a definitive agreement with Star Bank, N.A., Cincinnati, Ohio, to sell to Star Bank seven branch offices of AmeriFirst Bank, N.A., situated in southwestern Ohio.

Attached hereto as Exhibit 1 is a copy of the Registrant's press release dated November 22, 1996, which announced the sale of seven branch offices to Star Bank.







































SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MID AM, INC
Registrant



/s/ W. Granger Souder



W. Granger Souder
Executive Vice President / General Counsel



Date:  December 4, 1996


























MID AM, INC.



EXHIBIT INDEX



Exhibit No.         Description                  Page Number

    (1)             Mid Am, Inc. Announces
                    Sale of Seven Branch Offices      5







































EXHIBIT NO. 1




FOR IMMEDIATE RELEASE


Contact:  David R. Francisco
          President and COO
          Mid Am, Inc.
          (419) 327-6305

          Marci Klumb
          V.P./Associate General Counsel
          Mid Am, Inc.
          (419) 327-6311

          Donald P. Southwick
          President and CEO
          AmeriFirst Bank, N.A.
          (513) 372-6933



MID AM, INC. ANNOUNCES SALE OF SEVEN BRANCH OFFICES TO STAR BANK


November 22, 1996 (Bowling Green, Ohio, NASDAQ: MIAM and MIAMP) Mid Am, Inc. announced today that it has reached a definitive agreement with Star Bank, N.A., Cincinnati, Ohio, to sell to Star Bank seven branch offices of AmeriFirst Bank, N.A., situated in southwestern Ohio.

Under the terms of the agreement, Star Bank will acquire the branch facilities and all deposit liabilities associated with seven AmeriFirst banking centers outside of its core banking market. The seven branches include three Cincinnati locations, 3521 Erie Avenue in the community of Hyde Park; 2298 Losantiville Road in the community of Golf Manor; and 2458 Harrison Avenue in the community of Westwood. The four other locations are 620 Columbus Avenue in Lebanon, Ohio; Route 63 and Main Street in Monroe, Ohio; 9468 Montgomery Road in Montogomery, Ohio; and
1191 East Stroop Road in Kettering, Ohio.

"The sale of the banking centers is consistent with AmeriFirst Bank's strategic effort to refocus its resources on its core Greene County market area", stated Donald P. Southwick, President and CEO of AmeriFirst Bank. Following the completion of the transaction, AmeriFirst will maintain six banking centers in Greene County and one in Warren County. "We believe that this transaction represents a very positive repositioning move for the bank," continued Mr. Southwick.

Mid Am expects that approximately $100 million of deposit liabilities will be assumed by Star Bank. AmeriFirst will retain substantially all loans associated with the branches. As a result of the transaction, the Company anticipates that, upon closing, it will recognize a gain of approximately $8.5 million, subject to the appraisals of the branch facilities and the actual level of deposit liabilities as of the closing date.

The transaction is expected to close early in the first quarter of 1997, and is subject to certain conditions and regulatory approvals.

Mid Am, Inc. is a $2.2 billion financial services holding company, headquartered in Bowling Green, Ohio. Affiliates include Mid American National Bank and Trust Company, Toledo; First National Bank Northwest Ohio, Bryan; American Community Bank, N.A., Lima; AmeriFirst Bank, N.A., Xenia; Adrian State Bank, Adrian, Michigan; Mid Am Recovery Services, Inc., Clearwater, Florida; MFI Investments Corp, Bryan, Ohio; Mid Am Credit Corp, Columbus; and Mid Am Information Services, Inc., Bowling Green, the Company's technology and operations affiliate.

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